© 2026 GOLUB CAPITAL LLC GOLUB CAPITAL BDC, INC. (Nasdaq : GBDC) EARNINGS PRESENTATION | QUARTER ENDED JUNE 30, 2026

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including, without limitation our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics or other large scale events; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevated levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

◦ Continued strong portfolio company performance with ~87% of the total investment portfolio having internal performance ratings of ‘4’ or ‘5’4 ◦ Non-accrual investments increased but still low at 1.9% of total investments at fair value (2.9% at cost) ▪ Three portfolio company investments exited from non-accrual status in the quarter ▪ Four portfolio company investments added to non-accrual status during the quarter ◦ Net asset value of $14.25 per share, a decrease of $0.10 per share from $14.35 as of March 31, 2026 ◦ $8.2 billion investment portfolio at fair value with $189.5 million in exits/sales and $12.6 million in new investment commitments ($8.7 million funded at close) in the quarter ◦ Continued to prioritize accretive share repurchases over new investment commitments ▪ Repurchased 1.1 million shares ($14.4 million) at a weighted average price of $12.90 per share (90% of our NAV per share as of March 31, 2026) during the quarter ended June 30, 2026 ◦ GAAP debt-to-equity ratio (net) decreased modestly to 1.23x5 (1.23x average for the quarter) ◦ Total available liquidity of $2.0 billion ◦ Declared quarterly base distribution of $0.33 per share6 for FY 2026 Q4 and maintained a variable supplemental distribution policy ▪ Adequate coverage of quarterly base distribution from adjusted net investment income ◦ Net investment income stable quarter-over-quarter, $0.34 of adjusted net investment income per share, or an annualized adjusted NII ROE of 9.5%1,2 ▪ Stable current portfolio spreads and interest rates ▪ Stable borrowing costs ▪ Leading fee structure with (i) base management fee of 1.0%, and (ii) incentive fee rate of 15.0% (8.0% hurdle rate), and prudent operating expense management ◦ $(0.12) per share of adjusted net realized and unrealized losses resulted in adjusted earnings per share of $0.22, or an annualized adjusted ROE of 6.2%1,3 ▪ Unrealized losses on markdowns of non-accrual investments, somewhat offset by the reversal of a portion of the unrealized losses recognized in the 3/31/26 quarter from spread widening ▪ Realized losses resulting from the successful restructuring of two non-accrual portfolio companies, partially offset by net realized gains from the exit of multiple portfolio company equity investments FY 2026 Q3 Earnings Review (Quarter Ended 06/30/2026) Earnings Summary Portfolio & Credit Quality Dividend Policy Balance Sheet Update 3 See the slide titled “Endnotes - FY 2026 Q3 Earnings Review (Quarter Ended 06/30/2026)” at the end of this presentation for footnotes. Distributions

4 Quarter Ended March 31, 2026 June 30, 2026 Net Investment Income Per Share Net investment income per share $0.33 $0.33 Amortization of purchase premium per share1 0.01 0.01 Adjusted net investment income per share2 $0.34 $0.34 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain (loss) per share ($0.51) ($0.11) Reversal of realized/unrealized loss resulting from the amortization of purchase premium per share1 (0.01) (0.01) Adjusted net realized/unrealized gain (loss) per share2 ($0.52) ($0.12) Earnings Per Share Earnings (loss) per share ($0.18) $0.22 Adjusted earnings (loss) per share2 ($0.18) $0.22 Net Asset Value Per Share $14.35 $14.25 Summary of Financial Results vs. Prior Quarter A See the slide titled “Endnotes - Summary of Financial Results vs. Prior Quarter” at the end of this presentation for footnotes. +A B B

GBDC Performance Drivers 01

Long History of Strong Shareholder Returns

As of June 30, 2026

Investors in GBDC's 2010 IPO have achieved a 9.4% IRR on NAV[1]



$36.48
$14.63
$0.33
$0.73
$21.17
$14.25
Apr-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
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Mar-14
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Mar-15
Jun-15
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Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
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Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
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Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25
Sep-25
Dec-25
Mar-26
Jun-26
NAV Per Share
Cumulative Regular Distributions Per Share
Cumulative Special Distributions Per Share
Cumulative Supplemental Distributions Per Share

1. The 9.4% internal rate of return ("IRR") on NAV is calculated using beginning of period NAV, distributions paid during the period and ending period NAV. Period beginning June 30, 2010 and ending June 30, 2026. GBDC made its initial public offering on April 15, 2010. GBDC's 1-, 5- and 10-Year IRRs (net of fees and expenses) are 4.8%, 8.9% and 8.5%, respectively.

Note: Amounts presented represent per share amounts for a hypothetical shareholder that purchased one share in GBDC's initial public offering ("IPO") on April 15, 2010. For illustrative purposes only; does not reflect the actual returns of a specific GBDC investor. Past performance does not guarantee future results.

Sources: SEC filings and Golub Capital analysis

GOLUB CAPITAL

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Realized and Unrealized Losses Drove a NAV Per Share Decrease From March 31, 2026

NAV Per Share Bridge



$14.35
$0.33
$0.01
($0.33)
($0.01)
($0.04)
($0.06)
($0.01)
$0.01
$14.25
Adjusted NII: $0.34[1]
Adjusted Net Realized & Unrealized Loss: ($0.12)[1]
March 31, 2026 NAV
Net Investment Income
Reversal of Amortization of Purchase Premium
Quarterly Distribution Paid During June 30, 2026 Quarter
Net Realized / Unrealized Gain (Loss) on Foreign Currency Transactions
Net Realized Gain (Loss) on Investments
Net Change in Unrealized Appreciation (Depreciation) on Investments
Net Reversal of Realized/Unrealized Loss Resulting from the Purchase Premium[1]
Accretion due to Share Repurchases
June 30, 2026 NAV

GOLUB CAPITAL

1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled "Endnotes - Non-GAAP Financial Measures" at the end of this presentation for further description on the non-GAAP financial measures.

7

8 Portfolio Highlights - New Originations Quarter Ended June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 Select Portfolio Funds Roll Data (in millions) New Investment Commitments $556.8 $86.5 $44.7 $17.7 $12.6 Exits and Sales of Investments 305.8 370.8 302.9 336.6 189.5 Net Funds Growth1 340.3 (192.2) (130.2) (322.0) (120.9) Asset Mix of New Investments Senior Secured 10% 2% 7% 6% 6 % One Stop 87% 93% 91% 92% 88 % Junior Debt2 1% 2% 0% 0% 0 % Equity and Other Investments 2% 3% 2% 2% 6 % Portfolio Rotation - Debt Investments Weighted average rate on new investments3 9.2% 8.9% 8.6% 8.8% 8.9 % Weighted average spread over the applicable base rate of new floating rate investments4 5.1% 4.9% 4.9% 4.9% 5.2 % Weighted average rate of sales and payoffs of portfolio investments5 9.8% 9.8% 9.4% 9.0% 9.3 % Weighted average fees on new investments 0.8% 0.9% 0.6% 0.7% 0.8 % See the slide titled “Endnotes - Portfolio Highlights - New Originations” at the end of this presentation for footnotes. – Total investments at fair value decreased by approximately 1.5%, or $120.9 million, during the three months ended June 30, 2026. – Total investments in portfolio companies at fair value was $8.2 billion at June 30, 2026.

9 $8,961,549 $8,769,389 $8,639,231 $8,317,245 $8,196,353 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 5,500,000 6,000,000 6,500,000 7,000,000 7,500,000 8,000,000 8,500,000 9,000,000 Portfolio Highlights – Investment Mix – The portfolio continues to be focused on first lien, senior secured loans to what we believe to be healthy, resilient middle market companies backed by strong, partnership-oriented private equity sponsors. Historical Investment Portfolio ($000) Equity Junior Debt1 First Lien Traditional Senior 1. Junior Debt is comprised of second lien and subordinated debt. 5% 87% 7% 1% 5% 87% 7% 1% 5% 87% 7% 1% 5% 87% 7% 1% 5% 87% 7% 1% First Lien One Stop

10 7% 5% 87% 1% Software 26% Healthcare Providers & Services 8% Diversified Consumer Services 6% Insurance 5% Specialty Retail 5% Automobiles 5% Healthcare Technology 4% Pharmaceuticals 4% IT Services 4% Hotels, Restaurants & Leisure 3% Healthcare Equipment & Supplies 3% Portfolio Highlights – Portfolio Diversity as of June 30, 2026 Investment Portfolio $8,196MM | 424 Portfolio Companies | Average Size 0.2% 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as approximate percentages of the portfolio at fair value are labeled. All other industry segments are each below 3%. Diversification by Portfolio Company Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior Top 25 Portfolio Companies 26% Remaining Portfolio Companies 399 74% Top 10 Portfolio Companies 13% Avg Size 0.2% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 40 industries below 3% Portfolio Composition by Seniority Floating, 99% Fixed, 1% 92% First Lien

Portfolio Highlights - Credit Quality

- Fundamental credit quality as of June 30, 2026 remained strong with approximately 87% of the investments in our portfolio at fair value having an Internal Performance Rating[1] of 4 or higher.
- As of June 30, 2026, non-accrual investments remained low at 2.9% and 1.9% as a percentage of total investments at cost and fair value, respectively.
- During the quarter ended June 30, 2026, the number of non-accrual investments increased to twenty as (i) the return to accrual status of two restructured portfolio company investments and (ii) the disposition of one portfolio company was offset by the addition of four portfolio company investments.

	Quarter Ended				
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Non-Accrual - Total Investments					
Non-accrual investments at amortized cost (000s)	$107,606	$56,468	$112,311	$198,441	$246,328
Non-accrual investments / total investments at amortized cost	1.2%	0.6%	1.3%	2.3%	2.9%
Non-accrual investments at fair value (000s)	$56,295	$27,321	$67,883	$118,510	$158,642
Non-accrual investments / total investments at fair value	0.6%	0.3%	0.8%	1.4%	1.9%
Fair Value of Debt Investments					
Fair value of total debt investments as a percentage of principal (loans)	98.2%	98.4%	98.2%	96.8%	97.0%

1. Please see Internal Performance Ratings definitions on the following page.

GOLUB CAPITAL

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12 Portfolio Highlights – Portfolio Ratings * Represents an amount less than 0.1%. Internal Performance Ratings (% of Portfolio at Fair Value) Internal Performance Rating Definitions At Fiscal Year End At Quarter End Rating 2021 2022 2023 2024 2025 December 31, 2025 March 31, 2026 June 30, 2026 5 10.2% 4.6% 0.9% 1.9% 1.8% 2.8% 1.5% 1.7% 4 80.7% 86.8% 84.2% 85.2% 87.6% 85.8% 87.6% 84.9% 3 8.1% 7.3% 14.6% 11.6% 9.6% 10.1% 8.7% 10.6% 2 1.0% 1.3% 0.3% 1.3% 1.0% 1.3% 2.2% 2.8% 1 0.0%* 0.0% 0.0% 0.0% 0.0% 0.0% 0.0%* 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination

13 See the slide titled “Endnotes - Portfolio Highlights Economic Analysis” at the end of this presentation for footnotes. Portfolio Highlights – Economic Analysis 7.3% 7.5% 9.2% 10.5% 11.5% 11.9% 12.5% 12.6% 12.8% 12.3% 12.0% 11.2% 10.8% 10.6% 10.4% 10.0% 9.7% 9.9% 6.9% 7.1% 8.4% 10.0% 11.1% 11.6% 11.9% 12.2% 12.4% 12.0% 11.7% 10.9% 10.5% 10.3% 10.1% 9.7% 9.4% 9.4% 4.5% 4.5% 5.5% 6.1% 6.7% 6.8% 7.3% 7.2% 7.0% 5.8% 5.2% 5.0% 4.9% 4.9% 4.8% 4.6% 4.6% 2.8% 3.0% 3.7% 4.4% 4.8% 5.1% 5.2% 5.4% 5.8% 6.5% 6.8% 6.2% 5.9% 5.7% 5.6% 5.4% 5.2% 5.3% 0.7% 2.1% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% 4.3% 4.3% 4.0% 3.7% 3.7% 3.7% Investment income yield⁴ Income yield⁵ Weighted average net investment spread⁶ Weighted average cost of debt ⁷ ⁸ 3-Month Secured Overnight Financing Rate (“SOFR”) FY’22 Q 2 FY’22 Q 3 FY’22 Q 4¹ FY’23 Q 1 FY’23 Q 2 FY’23 Q 3 FY’23 Q 4² FY’24 Q 1 FY’24 Q 2 FY’24 Q 3³ FY’24 Q 4 FY’25 Q 1 FY’25 Q 2 FY’25 Q 3 FY’25 Q 4 FY’26 Q 1 FY’26 Q 2 FY’26 Q 3 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 4.5%

Summary of Financial Results 02

15 Summary of Quarterly Results Quarter Ended June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 Net Investment Income Per Share Net investment income per share $0.38 $0.38 $0.37 $0.33 $0.33 Amortization of purchase premium per share1 0.01 0.01 0.01 0.01 0.01 Adjusted net investment income per share1 $0.39 $0.39 $0.38 $0.34 $0.34 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain/(loss) per share ($0.04) ($0.02) ($0.12) ($0.51) ($0.11) Reversal of realized/unrealized loss resulting from the amortization of purchase premium per share1 (0.01) (0.01) (0.01) (0.01) (0.01) Adjusted net realized/unrealized gain (loss) per share1 ($0.05) ($0.03) ($0.13) ($0.52) ($0.12) Earnings (Loss) Per Share Earnings (loss) per share $0.34 $0.36 $0.25 $(0.18) $0.22 Adjusted earnings (loss) per share1 $0.34 $0.36 $0.25 $(0.18) $0.22 Net Asset Value Per Share $15.00 $14.97 $14.84 $14.35 $14.25 Distributions paid per share $0.39 $0.39 $0.39 $0.33 $0.33 A B A B+ 1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled “Endnotes - Non-GAAP Financial Measures” at the end of this presentation for further description of the non-GAAP financial measures.

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	As of June 30, 2025 (unaudited)	September 30, 2025 (audited)	December 31, 2025 (unaudited)	March 31, 2026 (unaudited)	June 30, 2026 (unaudited)
Assets					
Investments, at fair value	$8,961,549	$8,769,389	$8,639,231	$8,317,245	$8,196,353
Cash, cash equivalents and foreign currencies	99,756	23,616	93,969	72,192	20,006
Restricted cash and cash equivalents	79,017	88,827	66,573	62,987	50,657
Other assets	96,191	96,467	94,192	77,273	72,550
Total Assets	$9,236,513	$8,978,299	$8,893,965	$8,529,697	$8,339,566
Liabilities					
Debt	$5,154,001	$4,926,778	$4,903,076	$4,723,905	$4,561,799
Unamortized debt issuance costs	(26,853)	(26,005)	(23,849)	(21,427)	(24,247)
Interest payable	51,446	38,254	49,092	33,891	48,007
Management and income incentive fees payable	40,613	40,884	39,637	36,533	36,152
Other liabilities	21,977	15,821	16,855	8,675	12,986
Total Liabilities	$5,241,184	$4,995,732	$4,984,811	$4,781,577	$4,634,697
Total Net Assets	$3,995,329	$3,982,567	$3,909,154	$3,748,120	$3,704,869
Total Liabilities and Net Assets	$9,236,513	$8,978,299	$8,893,965	$8,529,697	$8,339,566
Net Asset Value per Share	$15.00	$14.97	$14.84	$14.35	$14.25
GAAP leverage	1.30x	1.25x	1.27x	1.27x	1.24x
GAAP debt-to-equity, net[1]	1.26x	1.23x	1.23x	1.24x	1.23x
Asset coverage[2]	176.8%	180.2%	178.9%	178.8%	180.4%
Number of shares of common stock outstanding	266,376,416	266,008,083	263,384,785	261,147,881	260,033,889

1. GAAP debt-to-equity, net is calculated as (a) total debt reduced by (i) cash, (ii) cash equivalents and foreign currencies and (iii) restricted cash held for partial repayment on notes of certain of our securitization vehicles past their reinvestment period term (if any) divided by (b) total net assets.
2. Following stockholder approval of the application of the reduced asset coverage requirements available to business development companies to the Company, the minimum asset coverage ratio applicable to the Company decreased to 150% from 200% effective February 6, 2019.

GOLUB CAPITAL

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended June 30, 2025 (unaudited)	September 30, 2025 (unaudited)	December 31, 2025 (unaudited)	March 31, 2026 (unaudited)	June 30, 2026 (unaudited)
Investment Income					
Interest income	$212,899	$211,548	$201,443	$183,528	$185,001
Acquisition purchase premium amortization	(3,602)	(3,543)	(3,168)	(2,520)	(2,256)
Dividend and fee income	9,047	9,836	8,732	7,126	4,985
Total Investment Income	$218,344	$217,841	$207,007	$188,134	$187,730
Expenses					
Interest and other debt financing expenses	$70,698	$70,366	$66,314	$61,069	$60,993
Base management fee	22,082	22,514	22,115	21,035	20,716
Incentive fee – net investment income	18,543	18,434	17,457	15,542	15,436
Other operating expenses	5,759	5,762	5,363	4,941	5,368
Total Expenses	$117,082	$117,076	$111,249	$102,587	$102,513
Net Investment Income	$101,262	$100,765	$95,758	$85,547	$85,217
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($24)	($33,460)	($3,838)	($10,355)	($24,781)
Net unrealized appreciation (depreciation) on investments and foreign currency translation	(15,032)	25,080	(29,891)	(124,518)	(5,911)
Net unrealized appreciation (depreciation) on investments due to purchase premium from GCIC and GBDC 3 acquisition[1]	3,641	3,751	3,217	2,530	2,486
Net gain (loss) on investments and foreign currency	($11,415)	($4,629)	($30,512)	($132,343)	($28,206)
Provision for taxes on realized gain and unrealized appreciation on investments	211	154	—	—	(2)
Net Increase (Decrease) in Net Assets Resulting from Operations	$90,058	$96,290	$65,246	($46,796)	$57,009
Per Share Data					
Net Investment Income Per Share	$0.38	$0.38	$0.37	$0.33	$0.33
Adjusted Net Investment Income per share[1]	$0.39	$0.39	$0.38	$0.34	$0.34
Earnings (Loss) Per Share	$0.34	$0.36	$0.25	($0.18)	$0.22
Adjusted Earnings (Loss) Per Share[1]	$0.34	$0.36	$0.25	($0.18)	$0.22
Distributions Paid	$0.39	$0.39	$0.39	$0.33	$0.33
Weighted average shares of common stock outstanding	266,844,118	266,345,245	263,678,730	262,676,687	260,446,791

1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled "Endnotes - Non-GAAP Financial Measures" at the end of this presentation for further description of the non-GAAP financial measures.

GOLUB CAPITAL

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18 Financial Performance Highlights *The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations presented are based on (a) Adjusted Net Income for the period, as defined on the slide titled “Endnotes – Non-GAAP Financial Measures” at the end of this presentation, divided by (b) the daily weighted average of total net assets during the period presented. Adjusted Net Income is a non-GAAP measure and the Company believes this non-GAAP measure is useful as it excludes the non-cash expense/loss from the purchase premium as further described on the slide titled “Endnotes - Non- GAAP Financial Measures” at the end of this presentation. These returns do not represent an actual return to any investor in the Company. ^ Excludes impact of write-down of purchase premium. Quarterly Return on Equity and Quarterly Distributions (Last 5 Years) $0.29 $0.30 $0.30 $0.30 $0.30 $0.33 $0.33 $0.33 $0.37 $0.37 $0.39 $0.39 $0.39 $0.39 $0.39 $0.39 $0.39 $0.39 $0.33 $0.33 $0.05 $0.05 $0.05 $0.04 $0.07 $0.07 $0.06 $0.05 $0.04 2.8% 2.4% 2.6% 0.6% 0.3% 1.0% 2.4% 2.9% 4.0% 2.9% 3.7% 2.0%^ 2.3% 2.8% 2.0% 2.3% 2.4% 1.6% (1.3)% 1.5% Regular Distribution Special Distribution Supplemental Distribution Quarterly Return on Equity* Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Dec-25 Mar-26 Jun-26 $0.44 $0.41 $0.46 $0.50 $0.49 $0.48

19 Liquidity and Investment Capacity Cash and Cash Equivalents – Unrestricted cash, cash equivalents and foreign currencies totaled $20.0 million as of June 30, 2026. – Restricted cash, cash equivalents and foreign currencies totaled $50.7 million as of June 30, 2026. Restricted cash is held in our securitization vehicle and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities – Availability – JPM Credit Facility – As of June 30, 2026, subject to leverage and borrowing base restrictions, we had approximately $1,725.9 million of remaining commitments and availability, in the aggregate, on our $1,997.5 million revolving credit facility with JPMorgan. – GC Advisors Revolver – As of June 30, 2026, subject to leverage and borrowing base restrictions, we had approximately $266.8 million of remaining commitments and availability, in the aggregate, on our $300.0 million unsecured line of credit with GC Advisors. Unsecured Notes – Issuances and Interest Rate Swap Agreements – On May 27, 2026, we issued $500.0 million of 2031 Unsecured Notes (the “2031 Notes”), which bear a fixed interest rate of 6.250% (yield to maturity of 6.508%) and mature on June 1, 2031. In connection with the 2031 Notes, we entered into interest rate swap agreements on the $500 million principal amount of the 2031 Notes where we receive a fixed interest rate of 6.250% and pay a floating interest rate of Daily SOFR plus 2.178%. Debt Facilities – Amendments – On July 2, 2026, we amended our revolving credit facility with JPMorgan to, among other things, (i) remove the 0.10% adjustment to term SOFR rate and (ii) extend the maturity date to July 2, 2031 from April 4, 2030*. * See footnote #5 on the slide titled “Endnotes - Debt Capital Structure” at the end of this presentation.

GBDC Has a Highly Flexible and Low-Cost Funding Structure

GBDC Debt Capital Structure*
(Dollar amounts in 000s)

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[1]
Securitizations:						
2024 Debt Securitization	$1,364,000	$1,364,000	$—	October 20, 2028	October 20, 2036	3-Month SOFR + 1.58%
Unsecured Notes:						
2026 Unsecured Notes	600,000	600,000	—	N/A	August 24, 2026	2.500%
2027 Unsecured Notes	350,000	350,000	—	N/A	February 15, 2027	2.050%
2028 Unsecured Notes[2]	700,000	700,000	—	N/A	December 5, 2028	SOFR + 2.596%[2]
2029 Unsecured Notes[3]	750,000	750,000	—	N/A	July 15, 2029	SOFR + 2.358%[3]
2031 Unsecured Notes[4]	500,000	500,000	—	N/A	June 1, 2031	SOFR + 2.178%[4]
Bank Facilities:						
JPMorgan Credit Facility[5]	1,997,500	271,559	1,725,941	July 2, 2030	July 2, 2031	1-Month SOFR + 1.525% - 1.775%[5]
GC Advisors Revolver	300,000	33,200	266,800	N/A	June 13, 2032	Applicable Federal Rate
Totals:	**$6,561,500**	**$4,568,759**	**$1,992,741**			**5.3%[6]**

GBDC's Investment Grade Ratings Profile Could Improve Access to Attractive Unsecured Debt

	Current Rating	Rating Outlook
Fitch Ratings	BBB	Stable
Moody's	Baa2	Negative
S&P Global	BBB-	Stable

Funding Structure Key Takeaways

- Weighted average cost of debt **5.3%**[6]
- Primarily floating rate debt capital structure with ~**79%** of debt capital floating rate or swapped to floating rate
- Total available liquidity of **$2.0 billion**
- Available liquidity ~**1.3x** unfunded asset commitments and maturing 2026/2027 Notes coverage
- **63.5%** of debt funding from unsecured notes with well-laddered maturities (primarily long dated with earliest maturity in 2026)

See the slide titled "Endnotes - Debt Capital Structure" at the end of this presentation for footnotes.
* Information is presented as of June 30, 2026, except for as noted and for certain rating agency information, which is as of the most recently available date.

GOLUB CAPITAL

20

21 Common Stock and Distribution Information Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) February 2, 2024 February 15, 2024 March 15, 2024 $0.07 Supplemental $11,941 January 16, 2024 March 1, 2024 March 29, 2024 $0.39 Quarterly $66,528 April 19, 2024 May 2, 2024 June 21, 2024 $0.39 Quarterly $66,892 May 3, 2024 May 16, 2024 June 14, 2024 $0.06 Supplemental $10,291 June 2, 2024 June 13, 2024 June 27, 2024 $0.05 Special $13,182 June 2, 2024 August 16, 2024 September 13, 2024 $0.05 Special $13,215 August 2, 2024 August 16, 2024 September 13, 2024 $0.05 Supplemental $13,215 August 2, 2024 August 30, 2024 September 27, 2024 $0.39 Quarterly $103,072 June 2, 2024 November 29, 2024 December 13, 2024 $0.05 Special $13,214 November 14, 2024 November 29, 2024 December 13, 2024 $0.04 Supplemental $10,571 November 14, 2024 December 9, 2024 December 27, 2024 $0.39 Quarterly $103,068 February 3, 2025 March 3, 2025 March 28, 2025 $0.39 Quarterly $104,484 May 2, 2025 June 13, 2025 June 27, 2025 $0.39 Quarterly $103,891 August 1, 2025 September 15, 2025 September 29, 2025 $0.39 Quarterly $103,887 November 14, 2025 December 12, 2025 December 30, 2025 $0.39 Quarterly $102,752 February 2, 2026 March 13, 2026 March 30, 2026 $0.33 Quarterly $86,437 May 1, 2026 June 15, 2026 June 29, 2026 $0.33 Quarterly $85,894 July 31, 2026 September 14, 2026 September 29, 2026 $0.33 Quarterly $85,685² Distributions Data Fiscal Year Ending September 30, 2025 High Low End of Period First Quarter $15.67 $14.69 $15.16 Second Quarter $15.96 $14.46 $15.14 Third Quarter $15.28 $13.03 $14.65 Fourth Quarter $15.48 $13.69 $13.69 Fiscal Year Ending September 30, 2026 High Low End of Period First Quarter $14.37 $13.33 $13.57 Second Quarter $13.95 $11.97 $12.66 Third Quarter $13.80 $12.29 $12.88 Common Stock Price Data1 1. Based on closing stock price on the Nasdaq Global Market Select. 2. Estimated based on 259,651,589 shares outstanding as of August 3, 2026.

Appendix: Endnotes A

23 Endnotes - FY 2026 Q3 Earnings Review (Quarter Ended 06/30/2026) 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing additional non-GAAP measures. See the slide titled “Endnotes – Non-GAAP Financial Measures” at the end of this presentation for further description on the non-GAAP financial measures. 2. “Adjusted NII ROE”, or Adjusted net investment income return on equity, is calculated as (1) (a) Adjusted Net Investment Income Per Share, as defined on the slide titled “Endnotes - Non-GAAP Financial Measures at the end of this presentation and (b) annualized by multiplying by four and (2) divided by net asset value per share as of June 30, 2026. 3. “Adjusted ROE”, or Adjusted return on equity, is calculated as (1) (a) Adjusted Net Income Per Share for the period, as defined on the slide titled “Endnotes - Non-GAAP Financial Measures at the end of this presentation and (b) annualized by multiplying by four and (2) divided by net asset value per share as of June 30, 2026. 4. Please see page titled, “Portfolio Highlights – Portfolio Ratings”. 5. GAAP debt-to-equity, net is calculated as (a) total debt reduced by (i) cash, (ii) cash equivalents and foreign currencies and (iii) restricted cash held for partial repayment on notes of certain of our securitization vehicles past their reinvestment period term (if any) divided by (b) total net assets. 6. Please see page titled, “Common Stock and Distribution Information” for payment dates of quarterly and supplemental dividends.

24 Endnotes - Summary of Financial Results vs. Prior Quarter 1. On September 16, 2019 and June 3, 2024, Golub Capital BDC, Inc. (“we”, “us”, “our”, the “Company” or “GBDC”) completed its acquisitions of Golub Capital Investment Corporation (“GCIC”) and Golub Capital BDC 3, Inc. (“GBDC 3”), respectively. Purchase premium refers to the premium paid by GBDC to acquire GCIC and GBDC 3 in excess of the fair value of the assets acquired. Each acquisition was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s or GBDC 3’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC or GBDC 3 investments acquired by GBDC pro-rata based on their relative fair value. Immediately following each acquisition, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of each asset acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC or GBDC 3 loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC or GBDC 3 equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC or GBDC 3 equity securities acquired. 2. Due to the purchase accounting for the GCIC and GBDC 3 acquisitions, as a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled “Endnotes - Non-GAAP Financial Measures” at the end of this presentation for further description of the non-GAAP financial measures.

25 Endnotes - Non-GAAP Financial Measures 1. On September 16, 2019 and June 3, 2024, the Company completed its acquisitions of GCIC and GBDC 3, respectively. Each acquisition was accounted for under the asset acquisition method of accounting in accordance with ASC 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s or GBDC 3’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC or GBDC 3 investments acquired by GBDC pro-rata based on their relative fair value. Immediately following each acquisition, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC or GBDC 3 assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC or GBDC 3 loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC or GBDC 3 equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC or GBDC 3 equity securities acquired. As a supplement to GAAP financial measures, the Company has provided the following non-GAAP financial measures: • “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” - excludes the amortization of the purchase premium from net investment income calculated in accordance with GAAP. • “Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss resulting from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) in accordance with GAAP. • “Adjusted Net Income”, “Adjusted Net Income Per Share” and “Adjusted Earnings/(Loss) Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as this is a non-cash expense/ loss and is one method the Company uses to measure its financial condition and results of operations. In addition to the non-GAAP financial measures above, the Company has provided the non-GAAP financial measure “Adjusted Net Investment Income Before Accrual for Capital Gain Incentive Fee” and “Adjusted Net Investment Income Before Accrual for Capital Gain Incentive Fee Per Share”, which excludes the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under GBDC’s investment advisory agreement) from Adjusted Net Investment Income. The Company believes excluding the accrual of the capital gain incentive fee as a non-GAAP financial measure is useful as a portion of such accrual is not contractually payable under the terms of either the Company’s current investment advisory agreement with GC Advisors, which was effective June 3, 2024, or its prior investment advisory agreement with GC Advisors, (each, an “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under either Investment Advisory Agreement. As of June 30, 2026, there was no cumulative capital gain incentive fee accrued by the Company in accordance with GAAP, and none was payable as a capital gain incentive fee pursuant to the current Investment Advisory Agreement as of June 30, 2026. Any payment due under the terms of the current Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with its prior Investment Advisory Agreement as of December 31, 2017 and 2018, respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although these non-GAAP financial measures are intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. Refer to slide ‘Summary of Quarterly Results’ for a reconciliation to the GAAP measures. 2. Purchase premium refers to the premium paid by GBDC to acquire GCIC and GBDC 3 in excess of the fair value of the assets acquired.

26 Endnotes - Portfolio Highlights - New Originations 1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net funding on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc. 2. Junior Debt is comprised of subordinated debt and second lien loans. 3. Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a SOFR, Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a SOFR and Prime rate option, the contractual rate is calculated using current SOFR at the time of funding, the spread over SOFR and the impact of any SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate. 4. Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a SOFR and Prime rate option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used. 5. Excludes the disposition of non-accrual assets, if any.

27 Endnotes - Portfolio Highlights Economic Analysis 1. The income yield presented for the quarter ended September 30, 2022 excludes the one-time recognition of $2.0 million of previously deferred interest income resulting from the repayment and refinancing of former non-accrual loans, which are included in the calculation of the investment income yield for the quarter ended September 30, 2022. The income yield was 8.6% for the quarter ended September 30, 2022 when including the $2.0 million of interest income. 2. The income yield presented for the quarter ended September 30, 2023 excludes the one-time recognition of $3.7 million of previously deferred interest income resulting from a former non-accrual loan returning to accrual status, which is included in the calculation of the investment income yield for the quarter ended September 30, 2023. The income yield was 12.2% for the quarter ended September 30, 2023, when including the $3.7 million of interest income. 3. The income yield presented for the quarter ended June 30, 2024 excludes the one-time reversal of $2.5 million of previously recognized interest income resulting from loans that were restructured or placed on non-accrual status, which is included in the calculation of the investment income yield for the quarter ended June 30, 2024. The income yield was 11.8% for the quarter ended June 30, 2024, when including the $2.5 million reversal of previously recognized interest income. 4. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, accrued Payment in Kind (“PIK”)/non-cash dividend income, and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Investment income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 5. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 6. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 7. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 8. Weighted average cost of debt excludes the fair-value impact of interest rate swaps. Including the impact of the fair-value of interest rate swaps, the weighted average cost of debt is 5.3%, 5.2%, 5.4%, 5.6%, 5.7%, 5.9%, 6.6%, 6.1%, 7.2%, 5.5% and 5.4% as of June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively. Note that changes in the fair-value of the interest rate swaps are a non-cash item and will net to zero over the life of the interest rate swaps.

28 1. Interest rate for securitizations represents the weighted average spread over the applicable SOFR rate for the various tranches of issued notes, excluding tranches retained by the Company. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement. 2. In connection with the issuance of the 2028 Notes, we entered into an interest rate swap agreement for a total notional amount of $225 million that matures on December 5, 2028. Under the agreement, GBDC receives a fixed interest rate of 7.310% and pays a floating interest rate of one-month SOFR plus 3.327%. On April 10, 2024, in connection with the previously issued 2028 Unsecured Notes, we entered into an interest rate swap agreement for a total notional amount of $225 million. Under the agreement, GBDC receives a fixed interest rate of 7.310% and pays a floating interest rate of one-month SOFR plus 2.835%. The weighted average floating interest rate of both swaps is one-month SOFR plus 3.081%. On September 19, 2025, in connection with the issuance of an additional $250 million in aggregate principal amount of the 2028 Unsecured Notes, we entered into an interest rate swap agreement for a total notional amount of $250 million. Under the agreement, GBDC receives a fixed interest rate of 5.050% and pays a floating interest rate of daily SOFR plus 1.723%. The interest rate shown for the 2028 Notes represents the weighted average spread over one-month and daily SOFR, respectively, for portions of the 2028 Notes as described above. 3. In connection with the issuance of the 2029 Notes, we entered into an interest rate swap agreement for a total notional amount of $600 million that matures on July 15, 2029. Under the agreement, GBDC receives a fixed interest rate of 6.248% and pays a floating interest rate of one-month SOFR plus 2.444%. On November 25, 2024, in connection with the issuance of an additional $150 million in aggregate principal amount of the 2029 Unsecured Notes, we entered into an interest rate swap agreement for a total notional amount of $150 million. Under the agreement, GBDC receives a fixed interest rate of 5.881% and pays a floating interest rate of three-month SOFR plus 2.012%. The interest rate shown for the 2029 Notes represents the weighted average spread over one-month and three-month SOFR, respectively, for portions of the 2029 Notes as described above. 4. In connection with the issuance of the 2031 Notes, we entered into interest rate swap agreements for a total notional amount of $500 million that mature on June 1, 2031. Under the agreements, GBDC receives a fixed interest rate of 6.250% and pays a floating interest rate of Daily SOFR plus 2.171% on $350 million of the 2031 Notes, Daily SOFR plus 2.203% on an additional $75 million of the 2031 Notes, and Daily SOFR plus 2.185% on the remaining $75 million of the 2031 Notes. The weighted-average floating interest rate under the agreements is SOFR plus 2.178%. 5. Effective July 2, 2026, the JPM Credit Facility was amended, and the terms described reflect the facility as amended. The interest rate on the JPMorgan Credit Facility ranged from 1 month SOFR + 1.525% to 1 month SOFR + 1.775%. One non-extending lender with a total commitment of $200.0 million has a commitment termination date of April 4, 2029 and a final maturity date of April 4, 2030. 6. Represents the weighted average cost of debt, which is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Weighted average cost of debt excludes the fair-value impact of interest rate swaps. Note that changes in the fair-value of the interest rate swaps are a non-cash item and will net to zero over the life of the interest rate swaps. Endnotes - Debt Capital Structure